Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Moms Online, Inc. (the “Registrant”) on Form 10-Q for the period ending September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Mingoo Kevin Ghim, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	November 14, 2017	By:	/s/Mingoo Kevin Ghim
Mingoo Kevin Ghim Principal Executive Officer